UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 24, 2018

Blue Buffalo Pet Products, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37510	46-0552933
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11 River Road

Wilton, CT 06897

(Address of Principal Executive Offices) (Zip Code)

(203) 762-9751

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

Pursuant to an Agreement and Plan of Merger dated February 22, 2018 (the “Merger Agreement”) among Blue Buffalo Pet Products, Inc., a Delaware corporation (the “Company”), General Mills Inc., a Delaware corporation (“Parent”), and Bravo Merger Corp., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), Merger Sub merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly-owned subsidiary of Parent. The Merger became effective on April 24, 2018 (the “Effective Time”).

At the Effective Time, in accordance with the Merger Agreement, among other things, (i) each issued and outstanding share of common stock of the Company, par value $0.01 per share (the “Common Stock”), was converted into the right to receive $40.00 in cash, without interest (the “Merger Consideration”), other than shares of Common Stock held by Parent, Merger Sub or any other wholly-owned subsidiary of Parent, shares of Common Stock owned by the Company (including shares held in treasury) or any of its wholly-owned subsidiaries, and shares of Common Stock owned by stockholders who have properly exercised and perfected appraisal rights under Delaware law, (ii) each option to acquire shares of Common Stock (“Stock Option”), whether vested or unvested, that was outstanding immediately prior to the Effective Time was cancelled automatically and only entitles the holder of such Stock Option to receive, without interest, an amount in cash equal to the product of (x) the total number of shares of Common Stock subject to such Stock Option multiplied by (y) the excess, if any, of the Merger Consideration over the exercise price of such Stock Option, less applicable tax withholding and (iii) each restricted stock unit of the Company outstanding immediately prior to the Effective Time, whether vested or unvested, was automatically cancelled and only entitles the holder thereof to receive, without interest, an amount in cash equal to the product of (x) the total number of shares of Common Stock subject to the restricted stock unit multiplied by (y) the Merger Consideration, less applicable tax withholding. Immediately prior to the Effective Time, the holding restrictions applicable to each share of restricted stock of the Company outstanding immediately prior to the Effective Time automatically expired and each such share of restricted stock was converted into the right to receive the Merger Consideration.

The foregoing description of the Merger does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on February 23, 2018, and which is incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

In connection with the consummation of the Merger, on April 24, 2018, the Company terminated the Credit Agreement, dated as of May 25, 2017 (the “Credit Agreement”), by and among the Company, Citibank, N.A., as the administrative agent, and the lenders and other parties thereto. The Company paid an aggregate amount of approximately $398 million in satisfaction of all of its outstanding obligations under the Credit Agreement.

Item 2.01 Completion of Acquisition or Disposition of Assets.

As described in the Introductory Note above, on April 24, 2018, the Merger was completed pursuant to Section 251 of the DGCL and the Company became a wholly-owned subsidiary of Parent. As a result, a change of control of the Company occurred.

The information contained in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 2.01. The foregoing description of the Merger is qualified in its entirety by reference to the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on February 23, 2018, and which is incorporated herein by reference. The Merger Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about Parent or the Company or their respective subsidiaries or affiliates or to modify or supplement any factual disclosures about Parent or the Company in their public reports filed with the SEC. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement and as of specific dates, were solely for the benefit of the respective parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the respective parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or of any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Parent’s or the Company’s respective public disclosures.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continuing Listing Rule or Standard; Transfer of Listing.

On April 24, 2018, in connection with the consummation of the Merger, the Company (i) notified the NASDAQ Global Select Market (“NASDAQ”) of the consummation of the Merger and (ii) requested that NASDAQ (x) suspend trading of the shares of Common Stock effective on April 24, 2018, and (y) file with the SEC a Form 25 Notification of Removal from Listing and/or Registration (“Form 25”) to delist and deregister the shares of Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company expects that, in accordance with the Company’s request, NASDAQ will file a Form 25 on April 24, 2018 to provide notification of such delisting and to effect the deregistration of the shares of Common Stock under Section 12(b) of the Exchange Act. The Company intends to file with the SEC a Form 15 requesting that the shares of Common Stock be deregistered and that the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act be terminated.

The information contained in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

Item 3.03 Material Modification to Rights of Security Holders.

The information contained in the Introductory Note and Items 2.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01 Change in Control of Registrant.

The information contained in the Introductory Note and Items 2.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

The total cash consideration paid by Parent pursuant to the Merger Agreement was approximately $8 billion. The Merger was financed with a combination of cash and cash equivalents on hand of Parent, the incurrence of debt under Parent’s U.S. commercial paper program and the proceeds from offerings by Parent of its senior unsecured notes and shares of its common stock, par value $0.10 per share.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the consummation of the Merger, each of William Bishop, William Bishop, Jr., Philippe Amouyal, Evren Bilimer, Raymond Debbane, Michael A. Eck, Frances Frei, Aflalo Guimaraes and Amy Schulman ceased to be directors of the Board of Directors of the Company.

At the Effective Time, in connection with the Merger and in accordance with the terms of the Merger Agreement, the sole director of Merger Sub immediately prior to the Effective Time, Trevor V. Gunderson, became the sole director of the Company.

In connection with the consummation of the Merger, immediately following the Effective Time, Brett White also became a director of the Company.

Also in connection with the consummation of the Merger, immediately following the Effective Time, the following individuals were appointed to the offices of the Company set forth opposite their names below:

Billy Bishop, President

Mike Nathenson, Treasurer

Larry Miller, Secretary

Brett White, Assistant Treasurer

Robert B. Polansky, Assistant Treasurer

Trevor V. Gunderson, Assistant Secretary

Benjamin A. Backberg, Assistant Secretary

Christopher A. Rauschl, Assistant Secretary

Kathryn K. Garrison, Vice President

Gerald J. Morris, Vice President

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the consummation of the Merger, the Company’s certificate of incorporation, as amended and restated, and its bylaws, as amended and restated, were each amended and restated in their entirety, effective as of the Effective Time. Copies of the certificate of incorporation and bylaws of the Company are filed as Exhibits 3.1 and 3.2 hereto and are incorporated by reference into this Item 5.03.

Item 9.01 Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated February 22, 2018, by and among General Mills, Inc., Blue Buffalo Pet Products, Inc. and Bravo Merger Corp. (incorporated by reference to Exhibit 2.1 to Blue Buffalo Pet Products, Inc.’s Current Report on Form 8-K filed with the SEC on February 23, 2018).

3.1	Restated Certificate of Incorporation of Blue Buffalo Pet Products, Inc.

3.2	Amended and Restated By-Laws of Blue Buffalo Pet Products, Inc.

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated February 22, 2018, by and among General Mills, Inc., Blue Buffalo Pet Products, Inc. and Bravo Merger Corp. (incorporated by reference to Exhibit 2.1 to Blue Buffalo Pet Products, Inc.’s Current Report on Form 8-K filed with the SEC on February 23, 2018).

3.1	Restated Certificate of Incorporation of Blue Buffalo Pet Products, Inc.

3.2	Amended and Restated By-Laws of Blue Buffalo Pet Products, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE BUFFALO PET PRODUCTS, INC.

By:	/s/ Lawrence Miller
Name:	Lawrence Miller
Title:	Secretary

Date: April 24, 2018